CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63109 and Form S-8 No. 333-72101) pertaining to the RSI Holdings, Inc. Stock Option Plan of our report dated November 17, 2000, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 2000.


                                     /s/ Elliott, Davis & Company, LLP


November 27, 2000
Greenville, South Carolina